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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 14, 2006
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                                 SMARTPROS LTD.
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             (Exact name of Registrant as specified in its charter)

              Delaware                      001-32300            13-4100476
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  (State or other jurisdiction of       (Commission File       (IRS Employer
          of incorporation)                  Number)         Identification No.)



              12 Skyline Drive
             Hawthorne, New York                                10532
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   (Address Of Principal Executive Office)                    (Zip Code)

        Registrant's telephone number, including area code (914) 345-2620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 14, 2006, Skye Acquisition Company, Inc. (the "Purchaser"), a New Jersey corporation and a wholly-owned subsidiary of SmartPros Ltd. (the "Company") and Skye Multimedia, Inc. (the "Seller") executed an agreement under which the Purchaser agreed to purchase substantially all of the business assets (including accounts receivable, existing contracts, course content, and intellectual property rights) and assume certain liabilities of the Seller. The purchase price is $520,000, subject to adjustments based on the sum of the assets acquired and the liabilities assumed. If the adjusted purchase is less than $500,000 or greater than $540,000, either party may terminate the agreement.

         In addition, the Purchaser shall pay the Seller, within 90 days from December 31, 2008, up to $1.2 million as additional purchase price (the "Earn-out Amount"), calculated as follows: First, the Purchaser's earnings before interest and taxes for the period beginning March 1, 2006 and ending December 31, 2008 shall be divided by 34. Next, that quotient shall be multiplied by 36. That product is then reduced by an amount equal to a 5% annualized return on the net capital contributed by the Company to the Purchaser over the 34-month period beginning March 1, 2006. Net capital includes the purchase price (as adjusted) and any other amounts advanced by the Company to the Purchaser for working capital prior to December 31, 2008 reduced by any amounts distributed by the Purchaser to the Company during such period. In no event shall the result obtained by virtue of the above calculation exceed $1.4 million. Finally, such amount is further reduced by an amount equal to the sum of (a) $200,000 and (b) any uncollected receivables included in the transaction. The Earn-out Amount is payable at least 50% in cash and the balance in cash and/or shares of restricted common stock of the Company so long as such shares are listed on the New York Stock Exchange, the American Stock exchange or the Nasdaq National Market and the Company has timely filed all periodic reports it is required to file under the Securities Exchange Act of 1934 for the two consecutive years immediately prior to the issuance of such stock. Any stock issued in partial payment of the Earn-out Amount shall be valued at the average closing price of such stock on the principal market on which it trades over the first twenty trading days following December 31, 2008.

         The transaction is scheduled to close on February 28, 2006 or such later date as the parties may mutually agree. The closing is subject to various conditions, including the parties obtaining all required third-party consents, there being no material adverse change to the Seller's business or prospects and the execution of Seller's principal shareholder, Seth Oberman, of an employment agreement with Purchaser.

         There is no relationship between the Company or any of its affiliates and any other party to the agreement.

ITEM 8.01: OTHER EVENTS.

         On February 15, 2006, the Company issued a press release, a copy of which is attached as Exhibit 99.1.

ITEM 9.01: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits:

EXHIBIT
NUMBER                                             DESCRIPTION
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10.1             Asset Purchase Agreement

99.1             Press release dated February 15, 2006







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  SmartPros Ltd.

Dated:   February 21, 2006                        By:    /s/ ALLEN S. GREENE
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                                                      Allen S. Greene,
                                                      Chief Executive Officer





















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